Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-26
*CUSIP:    21988G668       Class     A-1
           21988GAY2       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 15, 2005.

INTEREST ACCOUNT
----------------


Balance as of          March 15, 2005.....                              $0.00
         Scheduled Income received on securities.....            1,094,625.00
         Unscheduled Income received on securities.....                 $0.00

LESS:
         Distribution to Class A-1 Holders.....                 -1,094,624.98
         Distribution to Class A-2 Holders.....                        -$0.00
         Distribution to Depositor.....                                -$0.00
         Distribution to Trustee.....                                  -$0.02
Balance as of         September 15, 2005.....                           $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         March 15, 2005.....                               $0.00
         Scheduled Principal received on securities.....                $0.00

LESS:
         Distribution to Holders.....                                  -$0.00
Balance as of         September 15, 2005.....                           $0.00


             UNDERLYING SECURITIES HELD AS OF September 15, 2005

           Principal Amount                    Title of Security
              ---------                        -----------------
             $31,500,000         Nordstrom, Inc. 6.95% Senior Debentures due
                                 March 15, 2028
                                 *CUSIP:   655664AH3

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.